PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Maggie Kofkoff, Investor Relations
(317) 577-5609	(317) 713-7644
dsink@kiterealty.com	mkofkoff@kiterealty.com

Kite Realty Group Trust Reports
Third Quarter 2014 Results

Indianapolis, Ind., November 3, 2014 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today its operating results for the third quarter ended September 30, 2014.   All share and per share amounts in this release and in the exhibits have been restated for the effects of the Company’s one-for-four reverse share split in August 2014.

Third Quarter Highlights
•	As adjusted for merger and acquisition costs, FFO was $43.8 million, or $0.51 per diluted common share, for the third quarter of 2014

•	Same property net operating income growth of 4.7%

•	Positive aggregate cash rent spread of 14.4%

•	Announced definitive agreement to sell a 15-asset portfolio for gross proceeds of approximately $318 million

•	In October, received investment grade credit ratings from Moody’s and Standard & Poor’s of Baa3 and BBB-, respectively

“The closing of the third quarter marks a marquee time for the Company and we are pleased to report our strong performance,” said John A. Kite, Chairman and CEO.  “We delivered on our stated objectives and previously announced financial targets, while remaining focused on our core strategic goals.  This quarter, with the merger and full integration process behind us, we were able to deliver exceptional operating results.”

“We now have the strongest balance sheet in our history.  We have reduced our net debt to EBITDA to approximately 6.5x, and by executing on our balance sheet strategy, we were able to achieve investment grade credit ratings.  We continue to enhance our portfolio, highlighted by our recently announced 15-asset disposition, which capitalizes on the current transaction environment.  This quarter’s results underscore the significant steps the Company has taken, and we remain extremely optimistic about the future for the new Kite.”

Third Quarter Financial Results

For the three months ended September 30, 2014, FFO was $24.7 million, or $0.29 per diluted common share, for real estate properties in which subsidiaries of the Company’s operating partnership owns an interest (the “Kite Portfolio”), compared to $14.0 million, or $0.56 per diluted common share, for the same period in the prior year.  As adjusted for costs associated with our completed merger with Inland Diversified Real Estate Trust (“Inland Diversified”), FFO for the three months ended September 30, 2014, was $43.8 million or $0.51 per diluted common share for the Kite Portfolio, compared to $13.1 million, or $0.52 per diluted common share, for the same period in the prior year. The reduction in FFO was primarily driven by certain one-time items.

For the nine months ended September 30, 2014, FFO was $51.8 million or $1.00 per diluted common share for the Kite Portfolio, compared to $35.5 million, or $1.50 per diluted common share for the same period of the prior year.  As adjusted for merger and acquisition costs of $26.8 million, FFO for the nine months ended September 30, 2014 was $78.7 million, or $1.52 per diluted common share for the Kite Portfolio, compared to $34.8 million, or $1.47 per diluted common share, in the same period of the prior year, which is adjusted for certain one-time items.

Net loss attributable to common shareholders for the three months ended September 30, 2014, was $16.4 million compared to a net loss of $0.9 million for the same period in 2013.  Net losses attributable to common shareholders during the three months ended September 30, 2014, and September 30, 2013 includes merger and acquisition costs of $19.1 million and $0.2 million, respectively.

Net loss attributable to common shareholders was $19.3 million for the first nine months of 2014, compared to a $9.6 million net loss in the same period of the prior year.  Net loss in the current year includes merger and acquisition costs of $26.8 million, offset by gains on sales of operating properties totaling $9.5 million.  The prior year’s net loss included a $5.4 million impairment charge.

Portfolio Operations

As of September 30, 2014, the Company owned interests in 126 operating properties totaling approximately 25.6 million square feet.  The owned GLA, excluding ground leases and non-owned anchors, in the Company’s retail operating portfolio was 94.9% leased as of September 30, 2014, compared to 95.2% as of June 30, 2014 and 95.9% leased as of September 30, 2013.

Same property net operating income, which includes 50 operating properties, increased 4.7% in the third quarter of 2014 compared to the same period in the prior year. The leased percentage of these properties increased to 96.4% at September 30, 2014, from 96.1% at September 30, 2013.

The Company executed 64 leases totaling 424,516 square feet during the third quarter of 2014.  There were 51 comparable new and renewal leases executed during the quarter for 320,551 owned square feet. Cash spreads on new leases executed in the quarter were up 43.9%, while cash spreads on renewals were up 6.3% for a blended spread of 14.4%.

Real Estate Activity

   Development

As of September 30, 2014, the Company owned interests in three development projects under construction, estimated to total over 720,000 square feet, including Phase II of Holly Springs Towne Center and Phases I and II of Parkside Town Commons, all near Raleigh, North Carolina.  Phase II of Holly Springs Towne Center is anchored by Carmike Cinemas, Bed Bath & Beyond and DSW.  Parkside Town Commons Phases I and II are anchored by Target, Frank Theatres, Harris Teeter, PETCO, Golf Galaxy and Field & Stream.  Notable tenant openings in the quarter included Dress Barn at Holly Springs Towne Center and PETCO, Golf Galaxy and Field & Stream at Parkside Town Commons.

These projects were in the aggregate 74.3% pre-leased or committed as of September 30, 2014, with a total estimated cost of approximately $156.5 million, of which approximately $111 million had been incurred as of September 30, 2014.

Redevelopment

The Company substantially completed Bolton Plaza in Jacksonville, Florida, a 155,000 square foot shopping center.  This redevelopment included a repositioning of existing space and was transitioned to the operating portfolio during the quarter.  Academy Sports and LA Fitness occupy the former Wal-Mart building and Panera Bread is also a tenant at the center.

In addition, Gainesville Plaza in Gainesville, Florida consists of 165,000 square feet, of which 81.6% is pre-leased or committed as of September 30, 2014.  The property is anchored by Burlington Coat Factory, which opened during the quarter, and Ross Dress for Less.

Dispositions

On September 16, 2014, the Company announced it had entered into a definitive agreement to sell 15 operating properties.  The sale is expected to close in two tranches on or before December 15, 2014, and March 16, 2015, respectively, subject to the satisfaction of customary closing conditions.  The disposition includes properties either located in non-core markets or deemed non-core by the Company from a qualitative perspective. The proceeds will initially be used to retire debt and will provide capital to later be deployed into acquisition opportunities in markets which can increase scale and asset quality, consistent with the Company’s operating strategy.

Also in the third quarter, the Company sold Zionsville Walgreens for $7.35 million.  This sale continues to reduce the Company’s exposure to single tenant assets.

Distributions and Shareholders’ Equity

On September 19, 2014, the Board of Trustees declared a quarterly cash dividend of $0.26 per common share, which was paid on October 13, 2014 to shareholders of record on October 6, 2014.

On August 7, 2014, the Board of Trustees declared a quarterly cash dividend of $0.515625 per preferred share, which was paid on September 1, 2014 to shareholders of record on August 22, 2014.

On August 11, 2014, after market close, the Company completed a one-for-four reverse share split of its common shares. As a result of the reverse share split, the number of outstanding common shares of the Company was reduced from approximately 332.7 million to approximately 83.2 million.

2014 Earnings Guidance

The Company is updating its FFO guidance as adjusted for the year ending December 31, 2014, to be within a range of $2.00-2.04 per diluted common share, excluding merger and acquisition costs.  The Company’s consolidated net loss guidance for the year is expected to be within the range of $(0.20) to $(0.16) per diluted common share.  This guidance is restated to reflect the Company’s one-for-four reverse share split of its common shares in August 2014.  Utilizing the NAREIT whitepaper definition of FFO, the Company’s guidance range would be $1.55 to $1.59 per diluted common share and reflects a reduction of $0.45 for costs associated with its merger with Inland Diversified.  The Company also is increasing its 2014 guidance for same property net operating income to 4.4% - 4.6% growth over the prior year, up from 3.5% - 4.0%.

Guidance Range for Full Year 2014	Low	High
Consolidated net loss per diluted common share	$(0.20)	$(0.16)
Less: Dividends on preferred shares	(0.14)	(0.14)
Less: Gains on sales of operating properties	(0.16)	(0.16)
Add: Depreciation and amortization and other	2.05	2.05
FFO per diluted common share (NAREIT definition)	1.55	1.59
Add: Merger and acquisition costs	0.45	0.45
FFO per diluted common share, as adjusted	$2.00	$2.04

Non-GAAP Financial Measures

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO and FFO, as adjusted, are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO, as adjusted for 2014 costs associated with our merger with Inland Diversified and 2013 write-off of deferred loan costs and non-cash gain on debt extinguishment.  We believe this supplemental information provides a more meaningful measure of our operating performance.  The Company believes presenting FFO and adjusted FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  Reconciliations of net income to FFO and adjusted FFO are included in the attached table.

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Monday, November 3rd at 11:00 a.m. Eastern time.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (877) 703-6104 for domestic callers and (857) 244-7303 for international callers (passcode 17742563).  In addition, a webcast replay of the call will be available until December 31, 2014.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of September 30, 2014, the Company owned interests in a portfolio of 132 operating, development and redevelopment properties totaling approximately 26.7 million total square feet across 26 states. For more information, please visit the Company’s website at www.kiterealty.com.

Safe Harbor

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development and joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Indiana, Florida and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	September 30, 2014	December 31, 2013
Assets:

Investment properties, at cost	$3,673,832,165	$1,877,058,271
Less: accumulated depreciation	(282,693,584)	(232,580,267)
	3,391,138,581	1,644,478,004
Cash and cash equivalents	31,213,429	18,134,320
Tenant receivables, including accrued straight-line rent of $17,304,875 and $14,490,070, respectively, net of allowance for uncollectible accounts	38,622,387	24,767,556
Other receivables	4,891,082	4,566,679
Restricted cash and escrow deposits	17,442,007	11,046,133
Deferred costs, net	168,237,357	56,387,586
Prepaid and other assets	12,072,887	4,546,752
Assets held for sale2	344,466,022	-
Total Assets	$4,008,083,752	$1,763,927,030
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness1	$1,556,495,902	$857,144,074
Accounts payable and accrued expenses	87,823,304	61,437,187
Deferred revenue and other liabilities	141,864,601	44,313,402
Liabilities held for sale2	176,635,843	-
Total Liabilities	1,962,819,650	962,894,663

Commitments and contingencies

Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	109,553,889	43,927,540

Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 and 4,100,000 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	102,500,000	102,500,000
Common Shares, $.01 par value, 450,000,000 shares authorized, 83,459,618 shares and 32,706,554 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	834,596	327,066
Additional paid in capital	2,059,063,388	822,507,368
Accumulated other comprehensive income	1,151,247	1,352,850
Accumulated deficit	(231,202,890)	(173,130,113)
Total Kite Realty Group Trust Shareholders’ Equity	1,932,346,341	753,557,171
Noncontrolling Interests	3,363,872	3,547,656
Total Equity	1,935,710,213	757,104,827
Total Liabilities and Equity	$4,008,083,752	$1,763,927,030

____________________
1	Includes debt premium of $27.5 million at September 30, 2014.
2	See Other Financial Information for details.

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Minimum rent	$69,033,444	$23,726,468	$131,515,166	$66,858,966
Tenant reimbursements	17,605,172	6,257,937	35,083,261	17,350,746
Other property related revenue	1,938,247	2,568,468	5,481,402	9,300,135
Total revenue	88,576,863	32,552,873	172,079,829	93,509,847
Expenses:
Property operating	11,850,627	5,448,738	26,056,661	15,582,301
Real estate taxes	10,631,555	3,724,116	20,047,713	10,684,894
General, administrative and other	3,938,758	2,114,828	9,358,218	6,069,063
Merger and acquisition costs	19,088,590	153,314	26,849,077	566,826
Depreciation and amortization	44,382,793	15,373,538	81,559,506	40,565,934
Total expenses	89,892,323	26,814,534	163,871,175	73,469,018

Operating (loss) income	(1,315,460)	5,738,339	8,208,654	20,040,829
Interest expense	(15,386,192)	(7,541,534)	(30,291,028)	(20,812,460)
Income tax expense of taxable REIT subsidiary	(14,144)	(30,596)	(36,612)	(106,477)
Other expense, net	(13,070)	(47,013)	(119,469)	(39,151)
Loss from continuing operations	(16,728,866)	(1,880,804)	(22,238,455)	(917,259)
Discontinued operations:
Operating income from discontinued operations	-	1,393,616	-	604,454
Impairment charge	-	-	-	(5,371,427)
Non-cash gain on debt extinguishment	-	1,241,724	-	1,241,724
Gain on sale of operating property	-	486,540	3,198,772	486,540
Income (loss) from discontinued operations	-	3,121,880	3,198,772	(3,038,709)
(Loss) income before gain on sale of operating properties	(16,728,866)	1,241,076	(19,039,683)	(3,955,968)
Gain on sale of operating properties	2,749,403	-	6,335,518	-
Net (loss) income	(13,979,463)	1,241,076	(12,704,165)	(3,955,968)
Less: Net (income) loss attributable to noncontrolling interest	(304,456)	15,173	(223,865)	651,327
Less: Dividends on preferred shares	(2,114,063)	(2,114,063)	(6,342,188)	(6,342,188)
Net loss attributable to Kite Realty Group Trust common shareholders	$(16,397,982)	$(857,813)	$(19,270,218)	$(9,646,829)

(Loss) income per common share– basic and diluted:
Continuing operations	$(0.20)	$(0.16)	$(0.45)	$(0.31)
Discontinued operations	-	0.12	0.06	(0.13)
	$(0.20)	$(0.04)	$(0.39)	$(0.44)

Weighted average common shares outstanding – basic and diluted	83,455,900	23,450,974	49,884,469	21,906,686
Common dividends declared per common share	$0.26	$0.24	$0.76	$0.72

Amounts attributable to Kite Realty Group Trust common shareholders:
Loss from continuing operations	$(16,397,982)	$(3,771,352)	$(22,366,523)	$(6,824,266)
Income (loss) from discontinued operations	-	2,913,539	3,096,305	(2,822,563)
Net loss	$(16,397,982)	$(857,813)	$(19,270,218)	$(9,646,829)

____________________
1	Share and per share information has been restated for the effects of the Company’s one-for-four reverse share split in August 2014.

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Funds From Operations
Consolidated net (loss) income	$(13,979,463)	$1,241,076	$(12,704,165)	$(3,955,968)
Less: dividends on preferred shares	(2,114,063)	(2,114,063)	(6,342,188)	(6,342,188)
Less: net income attributable to noncontrolling interests in properties	(678,828)	(27,978)	(757,069)	(89,750)
Less: gain on sale of operating properties	(2,749,403)	(486,540)	(9,534,290)	(486,540)
Add: impairment charge	-	-	-	5,371,427
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	44,208,215	15,379,237	81,160,870	41,019,039
Funds From Operations of the Operating Partnership	24,686,458	13,991,732	51,823,158	35,516,020
Less Limited Partners' interests in Funds From Operations	(353,750)	(942,811)	(1,658,341)	(2,526,288)
Funds From Operations allocable to the Company1	$24,332,708	$13,048,921	$50,164,817	$32,989,732
Basic FFO per share of the Operating Partnership (NAREIT definition)	$0.29	$0.56	$1.01	$1.51
Diluted FFO per share of the Operating Partnership (NAREIT definition)	$0.29	$0.56	$1.00	$1.50

Funds From Operations of the Operating Partnership	$24,686,458	$13,991,732	$51,823,159	$35,516,020
Add write-off of loan fees on early repayment of debt	-	317,057	-	488,629
Add: Merger related costs	19,088,590	-	26,849,077	-
Less: Gain on debt extinguishment	-	(1,241,724)	-	(1,241,724)
Funds From Operations of the Kite Portfolio as adjusted	$43,775,048	$13,067,065	$78,672,236	$34,762,925
Basic FFO per share of the Operating Partnership, as adjusted	$0.51	$0.52	$1.53	$1.47
Diluted FFO per share of the Operating Partnership, as adjusted	$0.51	$0.52	$1.52	$1.47
Basic weighted average Common Shares outstanding	83,455,900	23,450,974	49,884,469	21,906,686
Diluted weighted average Common Shares outstanding	83,718,735	23,517,222	50,145,571	21,976,131
Basic weighted average Common Shares and Units outstanding	85,114,237	25,132,645	51,543,952	23,589,574
Diluted weighted average Common Shares and Units outstanding	85,377,073	25,198,894	51,805,054	23,659,019

____________________
1
“Funds From Operations of the Kite Portfolio measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Number of properties at period end1	50	50		50	50

Leased percentage at period end	96.4%	96.1%		96.4%	96.1%
Economic Occupancy percentage at period end 2	94.9%	92.8%		94.9%	92.8%

Minimum rent	$19,845,719	$19,087,381		$56,988,100	$54,604,856
Tenant recoveries	5,698,457	5,642,824		17,234,056	16,300,109
Other income	608,902	687,021		1,866,890	1,809,407
	26,153,078	25,417,226		76,089,046	72,714,372

Property operating expenses	5,161,636	5,218,913		15,975,587	15,127,255
Real estate taxes	3,430,190	3,419,428		10,324,768	9,986,567
	8,591,826	8,638,341		26,300,355	25,113,822
Net operating income – same properties (50 properties)3	$17,561,252	$16,778,885	4.7%	$49,788,691	$47,600,550	4.6%

Reconciliation to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$17,561,252	$16,778,885		$49,788,691	$47,600,550
Net operating income - non-same activity	48,533,429	6,601,135		76,186,764	19,642,102
Other expense, net	(27,214)	(77,609)		(156,081)	(145,628)
General and administrative expenses	(3,938,758)	(2,114,828)		(9,358,218)	(6,069,063)
Merger and acquisition costs	(19,088,590)	(153,314)		(26,849,077)	(566,826)
Impairment charge	-	-		-	(5,371,427)
Depreciation expense	(44,382,793)	(15,373,538)		(81,559,506)	(40,565,934)
Interest expense	(15,386,192)	(7,541,534)		(30,291,028)	(20,812,460)
Discontinued operations	-	3,121,880		-	2,332,718
Gain on sales of operating properties	2,749,403	-		9,534,290	-
Net (income) loss attributable to noncontrolling interests	(304,456)	15,173		(223,865)	651,327
Dividends on preferred shares	(2,114,063)	(2,114,063)		(6,342,188)	(6,342,188)
Net loss attributable to common shareholders	$(16,397,982)	$(857,813)		$(19,270,218)	$(9,646,829)

____________________
1	Same Property NOI analysis excludes operating properties in redevelopment.
2	Excludes leases that are signed but for which tenants have not commenced payment of cash rent.
3
Same Property net operating income excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and related recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

The Company believes that Net Operating Income is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.